EXHIBIT 15

Accountants’ Acknowledgment

The Board of Directors
Foot Locker, Inc.:

We hereby acknowledge our awareness of the use of our report dated June 11, 2008 related to our review of interim financial information in the following Registration Statements:
-	Form S-8 No. 33-10783
-	Form S-8 No. 33-91888
-	Form S-8 No. 33-91886
-	Form S-8 No. 33-97832
-	Form S-8 No. 333-07215
-	Form S-8 No. 333-21131
-	Form S-8 No. 333-62425
-	Form S-8 No. 333-33120
-	Form S-8 No. 333-41056
-	Form S-8 No. 333-41058
-	Form S-8 No. 333-74688
-	Form S-8 No. 333-99829
-	Form S-8 No. 333-111222
-	Form S-8 No. 333-121515
-	Form S-8 No. 333-144044
-	Form S-8 No. 333-149803
-	Form S-3 No. 33-43334
-	Form S-3 No. 33-86300
-	Form S-3 No. 333-64930

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an independent registered public accounting firm or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

New York, New York
June 11, 2008